EXHIBIT 32

CERTIFICATION Pursuant to

18 U.S.C. Section 1350

Keith A. Guevara, as Chief Executive Officer of NBO Systems, Inc. (the "Company"), and Christopher Foley, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that the Company's Annual Report of Form 10-KSB for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2004	/s/ Keith A. Guevara
Keith A. Guevara
Chief Executive Officer
Of
NBO Systems, Inc.

Dated: March 30, 2004	/s/ Christopher Foley
Christopher Foley
Chief Financial Officer
Of
NBO Systems, Inc.